UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2026

TELOMIR PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-41952	87-2606031
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

100 SE 2nd St, Suite 2000, #1009

Miami, Florida 33131

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (786) 396-6723

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	TELO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 – Other Events

Telomir Pharmaceuticals Submits IND to FDA for Telomir-1 (Telomir-Zn) in Advanced and Metastatic Triple-Negative Breast Cancer

First-in-class metal-modulating epigenetic therapy targeting iron-dependent pathways with preclinical efficacy and a favorable GLP safety profile.

On March 31, 2026, Telomir Pharmaceuticals, Inc. (the “Company”) announced the submission of an Investigational New Drug (“IND”) application to the U.S. Food and Drug Administration for its lead investigational candidate, Telomir-1 (Telomir-Zn), for the treatment of advanced and metastatic Triple-Negative Breast Cancer (TNBC).

The IND submission includes data from completed IND-enabling pharmacology, toxicology, and manufacturing studies. Subject to clearance of the IND by the FDA, the Company plans to initiate a Phase 1/2 clinical trial evaluating Telomir-1 as an oral monotherapy in patients with advanced or metastatic TNBC.

The planned Phase 1 portion of the study is expected to utilize a standard 3+3 dose-escalation design to evaluate safety, tolerability, dose-limiting toxicities, and determination of a recommended Phase 2 dose. The Phase 2 portion is expected to evaluate preliminary antitumor activity using a Simon two-stage design, with objective response rate as the primary endpoint.

Telomir-1 is a small-molecule therapeutic designed to modulate intracellular metal homeostasis, including the reduction of redox-active iron and the increase of zinc availability. It is developed as a zinc-containing substance, called Telomir-Zn. Preclinical studies indicate that this mechanism is associated with inhibition of iron-dependent epigenetic enzyme activity, including histone demethylases (KDMs), which result in accumulation of histone methylation marks associated with transcriptional repression.

The Company reported that, in preclinical studies, Telomir-Zn demonstrated a reduction in tumor growth and metastatic dissemination in TNBC models, as well as iron-dependent tumor cell mortality across several human TNBC cell lines. The Company has also previously reported results from IND-enabling Good Laboratory Practice (GLP) safety studies in which no treatment-related adverse or dose-limiting toxicities were observed.

The Company stated that it is continuing to evaluate Telomir-Zn in additional preclinical TNBC models and is advancing biomarker strategies to support clinical development. The Company also indicated that it has submitted scientific manuscripts to peer-reviewed journals and plans to present data at scientific conferences, including the AACR Annual Meeting 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELOMIR PHARMACEUTICALS, INC.

Dated: March 31, 2026	By:	/s/ Erez Aminov
	Name:	Erez Aminov
	Title:	Chief Executive Officer